News Release

OP Bancorp Reports Third Quarter 2025 Net Income of $6.7 Million, Diluted EPS of $0.45
compared with second quarter 2025 net income of $6.3 million, diluted EPS of $0.42, and third quarter 2024 net income of $5.4 million, diluted EPS of $0.36
Higher revenue and net income; improved efficiency ratio; stable credit quality

Los Angeles, CA (October 23, 2025) — OP Bancorp (the “Company”) (NASDAQ: OPBK), parent company of Open Bank, today reported:

($ in thousands, except per share data)	As of and For the Quarter			Third Quarter Highlights
	3Q2025	2Q2025	3Q2024	Comparisons reflect 3Q25 vs. 2Q25
Income Statement:				Income Statement
Net interest income	$20,346	$19,721	$16,506
•Net interest income increased 3% and net interest margin expanded 3 bps to 3.26%.
•Noninterest income increased 4%.
•Revenue increased 3%.
•Noninterest expense decreased 3% and efficiency ratio improved to 55.68%.
•Net income increased 6%.
•Diluted EPS increased 7% to $0.45.

Noninterest income	4,130	3,968	4,240
Revenue	24,476	23,689	20,746
Provision for credit losses	1,175	1,206	448
Noninterest expense	13,629	14,037	12,720
Net income	$6,703	$6,333	$5,436
Diluted Earnings Per Share (“EPS”)	$0.45	$0.42	$0.36
Net interest margin (1)	3.26%	3.23%	2.95%
Efficiency ratio (2)	55.68	59.25	61.31
Balance Sheet:				Balance Sheet
Average loans (3)	$2,132,225	$2,095,168	$1,905,952	•Average loans increased 2%. •Average deposits remained relatively unchanged.
Average deposits	2,229,591	2,223,575	1,998,633
Credit Quality:				Credit Quality
Net charge-offs (1) to average gross loans	0.04%	0.06%	0.01%	•Net loan charge-offs stayed at a low level. •Allowance for credit losses to gross loans remained stable.
Allowance for credit losses on loans to gross loans	1.27	1.27	1.19
Selected Ratios:				Performance and Capital
Return on average assets ("ROA") (1)	1.04%	1.00%	0.94%	•ROA and ROE improved, reflecting enhanced profitability and efficient use of assets and equity.
Return on average equity ("ROE") (1)	12.36	11.97	10.95
Common equity tier 1 capital (“CET1”)	10.92	11.01	11.57	•CET1 remained strong.

(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)Includes loans held-for-sale.

Sang K. Oh, President and Chief Executive Officer:
“We delivered another solid quarter of performance, highlighted by a 6% increase in net income supported by a 3% rise in revenue and a 3% decrease in noninterest expense compared to prior quarter. Our net interest margin expanded by 3 basis points to 3.26%, and our efficiency ratio improved to 55.68%, reflecting our continued focus on profitability and operational discipline. Credit quality remained stable, with low net charge-offs and a steady allowance for credit losses, demonstrating the strength of our portfolio and prudent risk management. As we look ahead, we remain focused on driving sustainable growth and maintaining sound financial management,” said Sang K. Oh, President and Chief Executive Officer.”

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 3Q2025 vs.
	3Q2025	2Q2025	3Q2024	2Q2025	3Q2024
Interest Income
Interest income	$38,522	$37,665	$35,299	2%	9%
Interest expense	18,176	17,944	18,793	1	(3)
Net interest income	$20,346	$19,721	$16,506	3%	23%

($ in thousands)	For the Three Months Ended						Average Yield/Rate Change 3Q2025 vs.
	3Q2025		2Q2025		3Q2024
	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	2Q2025	3Q2024
Interest-earning Assets:
Loans	$35,001	6.52%	$34,263	6.56%	$31,885	6.66%	(4) bps	(14) bps
Total interest-earning assets	38,522	6.16	37,665	6.18	35,299	6.30	(2) bps	(14) bps
Interest-bearing Liabilities:
Interest-bearing deposits	17,442	4.07	17,475	4.18	17,921	4.85	(11) bps	(78) bps
Total interest-bearing liabilities	18,176	4.06	17,944	4.18	18,793	4.82	(12) bps	(76) bps
Ratios:
Net interest income / interest rate spreads	20,346	2.10	19,721	2.00	16,506	1.48	10 bps	62 bps
Net interest margin		3.26		3.23		2.95	3 bps	31 bps
Total deposits / cost of deposits	17,442	3.10	17,475	3.15	17,921	3.57	(5) bps	(47) bps
Total funding liabilities / cost of funds	18,176	3.13	17,944	3.17	18,793	3.60	(4) bps	(47) bps

(1)Annualized.

($ in thousands)	For the Three Months Ended						Average Yield Change 3Q2025 vs.
	3Q2025		2Q2025		3Q2024
	Interest Income	Average Yield(1)	Interest Income	Average Yield(1)	Interest Income	Average Yield(1)	2Q2025	3Q2024
Loan Yield Component:
Contractual interest rate	$34,312	6.40%	$33,437	6.40%	$31,182	6.52%	— bps	(12) bps
Accretion of SBA loan discount(2)	972	0.18	785	0.15	918	0.19	3 bps	(1) bps
Amortization of net deferred fees	70	0.01	(60)	(0.01)	23	0.00	2 bps	1 bps
Amortization of premium	(321)	(0.06)	(329)	(0.06)	(487)	(0.10)	— bps	4 bps
Amortization of premium - Home mortgage payoffs	(35)	(0.01)	(63)	(0.01)	—	—	— bps	(1) bps
Net interest recognized on nonaccrual loans	(224)	(0.04)	162	0.03	(61)	(0.01)	(7) bps	(3) bps
Prepayment penalty income and other fees(3)	227	0.04	331	0.06	310	0.06	(2) bps	(2) bps
Yield on loans	$35,001	6.52%	$34,263	6.56%	$31,885	6.66%	(4) bps	(14) bps

(1)Annualized.
(2)Includes discount accretion from SBA loan payoffs of $499 thousand, $293 thousand and $426 thousand for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(3)Includes prepayment penalty income of $127 thousand, $166 thousand and $114 thousand for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, from Commercial Real Estate (“CRE”) and SBA loans.

Third Quarter 2025 vs. Second Quarter 2025
Net interest income increased by $625 thousand, or 3%, primarily driven by loan growth, partially offset by higher borrowings and lower loan yields. Net interest margin expanded by 3 basis points to 3.26%.

◦Loans: Interest income increased by $738 thousand, largely attributable to a $37.1 million increase in average loan balances. This increase was partially offset by a 4 basis point decline in loan yields, reflecting increased interest income reversals due to changes in nonaccrual status compared to the prior quarter.
◦Borrowings: Interest expense increased by $265 thousand, mainly due to a $29.5 million increase in average balances of Federal Home Loan Bank (“FHLB”) advances.
◦Deposits: Interest expense decreased slightly by $33 thousand, primarily due to an 11 basis point reduction in interest-bearing deposit costs, reflecting the repricing of time deposits in response to the downward shift in federal funds rate that began in the late 2024. The decrease was nearly offset by a $24.6 million increase in average interest-bearing deposit balances.

Third Quarter 2025 vs. Third Quarter 2024
Net interest income increased by $3.8 million, or 23%. The increase was due to loan growth and lower deposit rates. These changes were partially offset by interest-bearing deposit growth. Net interest margin rose 31 basis points to 3.26%.
◦Loans: Interest income increased by $3.1 million, largely driven by a $226.3 million increase in average loan balances. This increase was partially offset by a 14 basis point decline in loan yields, reflecting the repricing of existing loans at lower interest rates following the 2024 reduction in the federal funds rate.
◦Deposits: Interest expense decreased by $479 thousand, mainly driven by a 78 basis point reduction in interest-bearing deposit costs, resulting from the repricing of deposit products in response to the federal funds rate cut implemented in 2024. This decrease was partially offset by a $230.2 million increase in average interest-bearing deposit balances.

Provision for Credit Losses

($ in thousands)	For the Three Months Ended			$ Change 3Q2025 vs.
	3Q2025	2Q2025	3Q2024	2Q2025	3Q2024
Provision for credit losses on loans	$1,206	$1,255	$234	$(49)	$972
Provision for (reversal of) credit losses on off-balance sheet exposure	(31)	(49)	214	18	(245)
Provision for credit losses	$1,175	$1,206	$448	$(31)	$727

Third Quarter 2025 vs. Second Quarter 2025
Provision for credit losses on loans remained relatively stable, decreasing by $49 thousand. The modest decline was primarily driven by reductions in qualitative reserves, following qualitative factor adjustments made after management reassessed the underlying assumptions. These adjustments were mostly offset by the increases resulting from risk rating downgrades and net charge-offs.
Third Quarter 2025 vs. Third Quarter 2024
Provision for credit losses on loans increased by $972 thousand, primarily due to higher historical loss factors stemming from risk rating downgrades, increased specific reserves, net charge-offs, and loan growth compared to the prior period.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 3Q2025 vs.
	3Q2025	2Q2025	3Q2024	2Q2025	3Q2024
Noninterest Income
Service charges on deposits	$725	$1,017	$889	(29)%	(18)%
Loan servicing fees, net of amortization	724	900	693	(20)	4
Gains on sale of loans	2,037	1,441	2,088	41	(2)
Other income	644	610	570	6	13
Total noninterest income	$4,130	$3,968	$4,240	4%	(3)%

Third Quarter 2025 vs. Second Quarter 2025
Noninterest income increased by $162 thousand, or 4%, primarily due to higher gains on sale of loans, partially offset by declines in service charges on deposits and loan servicing fees.

◦Gains on Sale of Loans: Increased by $596 thousand, primarily driven by higher SBA loan sale activity. During the quarter, the Bank sold $36.8 million in SBA loans at an average premium rate of 6.71%, compared to $25.3 million sold at an average premium rate of 7.05% in the prior period.
◦Service Charges on Deposits: Decreased by $292 thousand, primarily due to the closure of certain currency exchange-related accounts.
◦Loan Servicing Fees, Net of Amortization: Decreased by $176 thousand, mainly due to higher amortization of servicing assets, reflecting elevated payoff activity within servicing portfolio.

Third Quarter 2025 vs. Third Quarter 2024
Noninterest income decreased by $110 thousand, or 3%, primarily due to lower service charges on deposits.
◦Service Charges on Deposits: Decreased by $164 thousand, largely driven by the closure of certain currency exchange-related accounts.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 3Q2025 vs.
	3Q2025	2Q2025	3Q2024	2Q2025	3Q2024
Noninterest Expense
Salaries and employee benefits	$8,892	$9,075	$8,031	(2)%	11%
Occupancy and equipment	1,676	1,584	1,676	6	—
Data processing and communication	263	306	634	(14)	(59)
Professional fees	419	418	346	0	21
FDIC insurance and regulatory assessments	428	506	391	(15)	9
Promotion and advertising	126	232	151	(46)	(17)
Directors’ fees	151	198	154	(24)	(2)
Foundation donation and other contributions	671	636	549	6	22
Other expenses	1,003	1,082	788	(7)	27
Total noninterest expense	$13,629	$14,037	$12,720	(3)%	7%

Third Quarter 2025 vs. Second Quarter 2025
Noninterest expense decreased by $408 thousand, or 3%, primarily due to reductions in salaries and employee benefits, promotion and advertising, and other expenses.
◦Salaries and Employee Benefits: Decreased by $183 thousand, mainly due to lower incentive compensation accruals, resulting from a non-recurring adjustment recognized in the prior quarter.
◦Promotion and Advertising: Decreased by $106 thousand, reflecting the absence of a one-time accrual adjustment that was recorded in the second quarter of 2025.
◦Other Expenses: Decreased by $79 thousand, primarily due to reduced armored car service costs following the closure of certain currency exchange-related accounts.

Third Quarter 2025 vs. Third Quarter 2024
Noninterest expense increased by $909 thousand, or 7%, primarily due to higher salaries and employee benefits, and other expenses, partially offset by lower data processing and communication.
◦Salaries and Employee Benefits: Increased by $861 thousand, mainly driven by staffing growth and annual merit-based salary adjustments. Higher health insurance costs also contributed to the increase in employee benefits.
◦Other Expenses: Increased by $215 thousand, primarily due to reclassification of credit-related fees collections from contra-expense to income in 2025. This regrouping reflects a change in presentation rather than a change in underlying activity.
◦Data Processing and Communication: Decreased by $371 thousand, largely due to contractual credits received following the conversion to a new core banking system in the fourth quarter of 2024.

Income Tax Expense

Third Quarter 2025 vs. Second Quarter 2025
Income tax expense increased by $856 thousand to $3.0 million, with the effective tax rate rising to 30.7% from 25.0%. The increases were primarily driven by higher pre-tax income and a one-time revaluation of deferred tax assets, associated with the adoption of the California’s single sales factor apportionment method and the implementation of an enhanced interim state tax apportionment methodology.

Third Quarter 2025 vs. Third Quarter 2024
Income tax expense increased by $827 thousand to $3.0 million, with the effective tax rate rising to 30.7% from 28.3%. The increases were primarily attributable to the factors noted above.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 3Q2025 vs.
	3Q2025	2Q2025	3Q2024	2Q2025	3Q2024
CRE	$1,092,808	$1,021,431	$966,472	7%	13%
SBA	256,211	263,424	252,379	(3)	2
C&I	214,419	193,359	212,476	11	1
Home mortgage	587,641	593,256	499,666	(1)	18
Consumer & other	138	110	14	25	886
Gross loans	$2,151,217	$2,071,580	$1,931,007	4%	11%

The following table presents loan originations and the corresponding weighted average contractual rates for the periods indicated:

($ in thousands)	For the Three Months Ended						% Change in Amounts 3Q2025 vs.
	3Q2025		2Q2025		3Q2024		2Q2025	3Q2024
	Amount	Rate	Amount	Rate	Amount	Rate
CRE	$98,799	6.36%	$39,734	7.00%	$64,249	7.50%	149%	54%
SBA	15,051	8.72	33,811	8.64	20,167	9.75	(55)	(25)
C&I	9,984	6.96	3,136	7.72	7,861	8.18	218	27
Home mortgage	6,861	6.69	54,837	6.64	10,205	7.23	(87)	(33)
Consumer and other	—	—	—	—	—	—	—	—
Gross loans (1)	$130,695	6.69%	$131,518	7.29%	$102,482	7.97%	(1)%	28%

(1)Excludes changes in line utilization.

The following table summarizes the loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	3Q2025	2Q2025	3Q2024
Beginning Balance	$2,071,580	$2,043,885	$1,870,106
Originations	130,695	131,518	102,482
Net change in line utilization	31,167	27,287	49,695
Purchases	8,930	1,750	862
Sales	(36,806)	(25,320)	(35,576)
Payoffs & paydowns	(67,639)	(90,923)	(54,440)
Decrease (increase) in loans held-for-sale	13,536	(15,461)	(1,674)
Other	(246)	(1,156)	(448)
Total	79,637	27,695	60,901
Ending balance	$2,151,217	$2,071,580	$1,931,007

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	3Q2025		2Q2025		3Q2024
	%	Rate	%	Rate	%	Rate
Fixed rate	31%	5.61%	31%	5.54%	36%	5.42%
Hybrid rate	41	5.89	40	5.81	35	5.60
Variable rate	28	8.02	29	8.16	29	8.94
Gross loans	100%	6.40%	100%	6.42%	100%	6.52%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of September 30, 2025
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$212,026	5.66%	$274,741	6.02%	$191,661	4.98%	$678,428	5.61%
Hybrid rate	—	—	209,456	4.74	664,989	6.26	874,445	5.89
Variable rate	84,705	7.60	158,959	7.49	354,680	8.36	598,344	8.02
Gross loans	$296,731	6.21%	$643,156	5.97%	$1,211,330	6.67%	$2,151,217	6.40%

Allowance for Credit Losses

The following table summarizes the activity in the allowance for credit losses for the periods presented:

($ in thousands)	As of and For the Three Months Ended			$ Change 3Q2025 vs.
	3Q2025	2Q2025	3Q2024	2Q2025	3Q2024
Allowance for credit losses on loans, beginning	$26,286	$25,368	$22,760	$918	$3,526
Provision for credit losses on loans	1,206	1,255	234	(49)	972
Gross charge-offs	(195)	(542)	(40)	347	(155)
Gross recoveries	2	205	6	(203)	(4)
Net (charge-offs) recoveries	(193)	(337)	(34)	144	(159)
Allowance for credit losses on loans, ending	$27,299	$26,286	$22,960	$1,013	$4,339

Allowance for credit losses on off-balance sheet exposure, beginning	$360	$409	$458	$(49)	$(98)
Provision for (reversal of) credit losses on off-balance sheet exposure	(31)	(49)	214	18	(245)
Allowance for credit losses on off-balance sheet exposure, ending	$329	$360	$672	$(31)	$(343)

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% or Basis Point Change 3Q2025 vs.
	3Q2025	2Q2025	3Q2024	2Q2025	3Q2024
Accruing loans 30-89 days past due	$5,386	$9,804	$10,306	(45)%	(48)%
As a % of gross loans	0.25%	0.47%	0.53%	(22) bps	(28) bps

Nonperforming loans (1)	$12,312	$8,916	$3,620	38%	240%
Nonperforming assets (1)	13,157	10,153	4,857	30	171
Nonperforming loans to gross loans	0.57%	0.43%	0.19%	14 bps	38 bps
Nonperforming assets to total assets	0.50	0.40	0.20	10 bps	30 bps

Criticized loans (2)(3)	$28,075	$23,758	$16,500	18.2%	70.2%
Criticized loans to gross loans	1.31%	1.15%	0.85%	16 bps	46 bps

Allowance for credit losses ratios:
As a % of gross loans	1.27%	1.27%	1.19%	— bps	8 bps
As a % of nonperforming loans	222	295	634	(73)%	(412)%
As a % of nonperforming assets	207	259	473	(52)	(266)
As a % of criticized loans	97	111	139	(14)	(42)
Net charge-offs (4) to average gross loans	0.04	0.06	0.01	(2) bps	3 bps

(1)Excludes the guaranteed portion of loans that were in liquidation totaling $17.6 million, $13.9 million and $11.1 million as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(2)Excludes the guaranteed portion of loans that were in liquidation totaling $20.8 million, $17.1 million and $11.1 million as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(3)Consists of special mention, substandard, doubtful and loss categories.
(4)Annualized.

Credit quality remained strong during the period, with nonperforming loans at a low 0.57% of gross loans and annualized net charge-offs at just 0.04%. The allowance remained adequate at 1.27% of gross loans.
◦Accruing loans 30-89 days past due decreased to $5.4 million, primarily due to $4.2 million in SBA and home mortgage loans returning to current status and $2.5 million in reclassified SBA loans to nonaccrual status. These reductions were partially offset by $2.8 million in new past due balances across various loan categories.
◦Nonperforming loans increased by $3.4 million, primarily attributable to the reclassification of loans previously in the accruing 30-89 days past due category.
◦Criticized loans increased by $4.3 million, primarily attributable to downgrades of SBA and home mortgage loans.

Deposits

($ in thousands)	As of						% Change 3Q2025 vs.
	3Q2025		2Q2025		3Q2024
	Amount	%	Amount	%	Amount	%	2Q2025	3Q2024
Noninterest-bearing deposits	$543,972	24%	$565,683	25%	$561,801	27%	(4)%	(3)%
Money market deposits and others	402,891	18	431,252	19	343,188	17	(7)	17
Time deposits	1,326,554	58	1,257,793	56	1,159,614	56	5	14
Total deposits	$2,273,417	100%	$2,254,728	100%	$2,064,603	100%	1%	10%

Estimated uninsured deposits	$1,131,091	50%	$1,156,311	51%	$946,406	46%	(2)%	20%

As of September 30, 2025 vs. June 30, 2025
Total deposits increased by $18.7 million or 1%, primarily driven by a $68.8 million increase in time deposits, partially offset by a $28.4 million decrease in money market deposits and others, and a $21.7 million decrease in noninterest-bearing deposits. The increase in time deposits reflects new customers opening CD accounts, existing customers reallocating funds seeking higher yields, and a rise in wholesale CD balances to support loan growth. The declines in money market and noninterest-bearing deposits were primarily attributable to reductions in existing customer balances, reflecting operational funding needs.
As of September 30, 2025 vs. September 30, 2024
Total deposits increased by $208.8 million or 10%, primarily driven by growth of $166.9 million in time deposits and $59.7 million in money market deposits and others. The increase in time deposits was largely attributable to new customers opening CD accounts, reflecting a preference for higher-yielding products, as well as an increase in wholesale CD balances. The growth in money market deposits and others was mainly due to inflows from new customers and higher balances from existing customers.

The following table sets forth the maturity of time deposits as of September 30, 2025:

	As of September 30, 2025
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (greater than $250)	$190,867	$281,670	$101,862	$93,108	$376	$667,883
Time deposits ($250 or less)	236,668	194,941	105,386	120,316	1,360	658,671
Total time deposits	$427,535	$476,611	$207,248	$213,424	$1,736	$1,326,554
Weighted average rate	4.28%	4.16%	4.26%	4.18%	2.84%	4.21%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	3Q2025	2Q2025	3Q2024
Liquidity Assets:
Cash and cash equivalents	$166,748	$205,388	$166,756
Available-for-sale ("AFS") debt securities	200,760	175,000	199,373
Liquid assets	$367,508	$380,388	$366,129
Liquid assets to total assets	14%	15%	15%

Available Borrowings:
Federal Home Loan Bank ("FHLB") —San Francisco	$430,887	$443,207	$397,617
Federal Reserve Bank	210,584	223,373	207,782
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	25,000
Total available borrowings	$741,471	$766,580	$705,399
Total available borrowings to total assets	28%	30%	30%

Liquid assets and available borrowings to total deposits	49%	51%	52%

Capital and Capital Ratios

On October 23, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The dividend is payable on or about November 20, 2025, to shareholders of record as of the close of business on November 6, 2025. The principal source of funds from which the Company pays dividends are the dividends received from the Bank. Future dividends are subject to Board of Directors’ approval and will depend on the Company’s earnings, financial condition, capital requirements, and other relevant factors. On August 28, 2025, the Company’s Board of Directors approved a stock repurchase program authorizing the repurchase of up to 700,000 shares of the Company’s common stock (the “Repurchase Program”). No shares were repurchased under the Repurchase Program during the third quarter of 2025.

	OP Bancorp(1)	Open Bank	Well- Capitalized Requirement	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios (3):
Total capital	12.17%	12.06%	10.00%	10.50%
Tier 1 capital	10.92	10.81	8.00	8.50
CET1 capital	10.92	10.81	6.50	7.00
Tier 1 leverage	9.01	8.93	5.00	4.00

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers. This buffer does not apply and is not included in the tier 1 leverage ratio.
(3)The Company’s September 30, 2025 regulatory capital ratios and risk-weighted assets are preliminary.

OP Bancorp					% or Basis Point Change 3Q2025 vs.
	3Q2025		2Q2025	3Q2024	2Q2025	3Q2024
Risk-Based Capital Ratios:
Total capital	12.17%	(1)	12.26%	12.79%	(9) bps	(62) bps
Tier 1 capital	10.92	(1)	11.01	11.57	(9) bps	(65) bps
CET1 capital	10.92	(1)	11.01	11.57	(9) bps	(65) bps
Tier 1 leverage	9.01	(1)	8.96	9.30	5 bps	(29) bps
Risk-weighted Assets ($ in thousands)	$2,127,000	(1)	$2,063,034	$1,876,722	3%	13%

(1)The Company’s September 30, 2025 regulatory capital ratios and risk-weighted assets are preliminary.

ABOUT OP BANCORP

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates twelve full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, Garden Grove and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has five loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, Lynnwood, Washington, and Fairfax, Virginia. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements that are not statements of historical fact are forward-looking, and readers should not construe these statements of assurances of expected or intended results, or of promises that management will take a given course of action or pursue the currently expected strategies and objectives. Forward-looking statements in this report include comments about the Company’s current business plans and expectations regarding future operating results, as well as management’s statements about expected future events and economic developments, plans, strategies and objectives. All such statements reflect the current intentions, beliefs and expectations of the Company’s executive management based on currently available information and current and expected market conditions. Forward-looking statements can sometimes be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. Readers should not construe these statements as assurances of a given level of performance, or as promises that we will take the actions our management currently expects.

Our forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected or could cause us to change plans or strategies or otherwise to take actions that differ from those we currently expect. The known risks and uncertainties that may have these effects are described in Part II, Item 1A, of our Quarterly Report on Form 10-Q for the period ended June 30, 2025, and in our other filings with the Securities and Exchange Commission. You should read all forward-looking statements in the context of the foregoing and should not consider them to be reliable predictions of future events or as assurances of a particular level of performance or intended course of action. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact
Investor Relations
OP Bancorp
Jaehyun Park
EVP & CFO
213.593.4865
jaehyun.park@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 3Q2025 vs.
	3Q2025	2Q2025	3Q2024	2Q2025	3Q2024
Assets
Cash and due from banks	$10,931	$16,592	$24,519	(34)%	(55)%
Interest-bearing deposits with banks	155,817	188,796	142,237	(17)	10
Cash and cash equivalents	166,748	205,388	166,756	(19)	0
AFS debt securities, at fair value	200,760	175,000	199,373	15	1
Other investments	17,164	17,101	16,520	0	4
Loans held-for-sale	6,480	20,016	8,160	(68)	(21)
CRE	1,092,808	1,021,431	966,472	7	13
SBA	256,211	263,424	252,379	(3)	2
C&I	214,419	193,359	212,476	11	1
Home mortgage	587,641	593,256	499,666	(1)	18
Consumer and other	138	110	14	25	886
Gross loans	2,151,217	2,071,580	1,931,007	4	11
Allowance for credit losses on loans	(27,299)	(26,286)	(22,960)	4	19
Net loans	2,123,918	2,045,294	1,908,047	4	11
Premises and equipment, net	6,995	6,852	4,961	2	41
Accrued interest receivable	10,337	9,991	9,479	3	9
Servicing assets	10,429	10,572	10,877	(1)	(4)
Company owned life insurance	23,437	23,259	22,739	1	3
Deferred tax assets, net	12,099	12,633	12,288	(4)	(2)
Other real estate owned ("OREO")	845	1,237	1,237	(32)	(32)
Operating right-of-use assets	9,347	9,887	7,870	(5)	19
Other assets	25,655	26,365	19,673	(3)	30
Total assets	$2,614,214	$2,563,595	$2,387,980	2%	9%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$543,972	$565,683	$561,801	(4)%	(3)%
Money market and others	402,891	431,252	343,188	(7)	17
Time deposits greater than $250	667,883	643,350	564,547	4	18
Other time deposits	658,671	614,443	595,067	7	11
Total deposits	2,273,417	2,254,728	2,064,603	1	10
FHLB advances	75,000	50,000	75,000	50	—
Accrued interest payable	15,968	15,720	19,483	2	(18)
Operating lease liabilities	11,826	12,243	8,417	(3)	41
Other liabilities	16,504	17,186	16,874	(4)	(2)
Total liabilities	2,392,715	2,349,877	2,184,377	2	10
Shareholders' equity:
Common stock	72,984	72,984	73,697	—	(1)
Additional paid-in capital	11,658	11,484	11,713	2	0
Retained earnings	148,031	143,114	131,588	3	12
Accumulated other comprehensive loss, net of tax	(11,174)	(13,864)	(13,395)	(19)	(17)
Total shareholders’ equity	221,499	213,718	203,603	4	9
Total liabilities and shareholders' equity	$2,614,214	$2,563,595	$2,387,980	2%	9%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% or Basis Point Change 3Q2025 vs.
	3Q2025	2Q2025	3Q2024	2Q2025	3Q2024
Interest income
Interest and fees on loans	$35,001	$34,263	$31,885	2%	10%
Interest on AFS debt securities	1,699	1,437	1,626	18	4
Other interest income	1,822	1,965	1,788	(7)	2
Total interest income	38,522	37,665	35,299	2	9
Interest expense
Interest on deposits	17,442	17,475	17,921	0	(3)
Interest on borrowings	734	469	872	57	(16)
Total interest expense	18,176	17,944	18,793	1	(3)
Net interest income	20,346	19,721	16,506	3	23
Provision for credit losses	1,175	1,206	448	(3)	162
Net interest income after provision for credit losses	19,171	18,515	16,058	4	19
Noninterest income
Service charges on deposits	725	1,017	889	(29)	(18)
Loan servicing fees, net of amortization	724	900	693	(20)	4
Gains on sale of loans	2,037	1,441	2,088	41	(2)
Other income	644	610	570	6	13
Total noninterest income	4,130	3,968	4,240	4	(3)
Noninterest expense
Salaries and employee benefits	8,892	9,075	8,031	(2)	11
Occupancy and equipment	1,676	1,584	1,676	6	—
Data processing and communication	263	306	634	(14)	(59)
Professional fees	419	418	346	0	21
FDIC insurance and regulatory assessments	428	506	391	(15)	9
Promotion and advertising	126	232	151	(46)	(17)
Directors’ fees	151	198	154	(24)	(2)
Foundation donation and other contributions	671	636	549	6	22
Other expenses	1,003	1,082	788	(7)	27
Total noninterest expense	13,629	14,037	12,720	(3)	7
Income before income tax expense	9,672	8,446	7,578	15	28
Income tax expense	2,969	2,113	2,142	41	39
Net income	$6,703	$6,333	$5,436	6%	23%

Book value per share, at period-end	$14.88	$14.36	$13.75	4%	8%
EPS - basic	0.45	0.42	0.36	7	25
EPS - diluted	0.45	0.42	0.36	7	25

Shares of common stock outstanding, at period-end	14,885,614	14,885,614	14,811,671	—%	0%
Weighted average shares:
- Basic	14,885,614	14,859,718	14,812,118	0%	0%
- Diluted	14,919,474	14,859,718	14,812,118	0	1

ROA (1)	1.04%	1.00%	0.94%	4 bps	10 bps
ROE (1)	12.36	11.97	10.95	39 bps	141 bps
Net interest margin (1)	3.26	3.23	2.95	3 bps	31 bps
Efficiency ratio (2)	55.68	59.25	61.31	(357) bps	(563) bps

(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Nine Months Ended
	3Q2025	3Q2024	% or Basis Point vs.
Interest income
Interest and fees on loans	$100,953	$92,632	9%
Interest on AFS debt securities	4,632	4,676	(1)
Other interest income	5,461	5,261	4
Total interest income	111,046	102,569	8
Interest expense
Interest on deposits	51,525	50,939	1
Interest on borrowings	2,036	2,951	(31)
Total interest expense	53,561	53,890	(1)
Net interest income	57,485	48,679	18
Provision for credit losses	3,117	1,210	158
Net interest income after provision for credit losses	54,368	47,469	15
Noninterest income
Service charges on deposits	2,742	2,294	20%
Loan servicing fees, net of amortization	2,631	2,040	29
Gains on sale of loans	5,497	6,116	(10)
Other income	2,044	1,560	31
Total noninterest income	12,914	12,010	8
Noninterest expense
Salaries and employee benefits	26,743	23,440	14
Occupancy and equipment	4,841	4,991	(3)
Data processing and communication	865	1,651	(48)
Professional fees	1,244	1,147	8
FDIC insurance and regulatory assessments	1,421	1,143	24
Promotion and advertising	514	451	14
Directors’ fees	529	489	8
Foundation donation and other contributions	1,863	1,628	14
Other expenses	3,460	2,126	63
Total noninterest expense	41,480	37,066	12
Income before income tax expense	25,802	22,413	15
Income tax expense	7,206	6,315	14
Net income	$18,596	$16,098	16%

Book value per share, at period-end	$14.88	$13.75	8%
EPS - basic	1.25	1.06	18
EPS - diluted	1.25	1.06	18

Shares of common stock outstanding, at period-end	14,885,614	14,811,671	0%
Weighted average shares:
- Basic	14,867,626	14,890,479	0%
- Diluted	14,894,309	14,890,479	0%

ROA (1)	0.99%	0.95%	4 bps
ROE (1)	11.70	11.00	70 bps
Net interest margin	3.17	2.99	18 bps
Efficiency ratio (2)	58.92	61.08	(216) bps

(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	3Q2025	2Q2025	3Q2024
Nonaccrual loans (1)(2)	$12,312	$8,916	$3,620
Loans 90 days or more past due, accruing	—	—	—
Nonperforming loans	12,312	8,916	3,620
OREO	845	1,237	1,237
Nonperforming assets	$13,157	$10,153	$4,857

Criticized loans (3) by risk categories:
Special mention loans	$8,695	$9,257	$4,540
Classified loans (4)	19,380	14,501	11,960
Total criticized loans	$28,075	$23,758	$16,500

Nonperforming loans to gross loans	0.57%	0.43%	0.19%
Nonperforming assets to gross loans & OREO	0.61	0.49	0.25
Nonperforming assets to total assets	0.50	0.40	0.20
Classified loans to gross loans	0.90	0.70	0.62
Criticized loans to gross loans	1.31	1.15	0.85

Allowance for credit losses ratios:
As a % of gross loans	1.27%	1.27%	1.19%
As a % of nonperforming loans	222	295	634
As a % of nonperforming assets	207	259	473
As a % of classified loans	141	181	192
As a % of criticized loans	97	111	139

Net charge-offs	$193	$337	$34
Net charge-offs (5) to average gross loans	0.04%	0.06%	0.01%

(1)Excludes loans held-for-sale.
(2)Excludes the guaranteed portion of loans that are in liquidation totaling $17.6 million, $13.9 million and $11.1 million as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(3)Excludes the guaranteed portion of loans that are in liquidation totaling $20.8 million, $17.1 million and $11.1 million as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(4)Consists of substandard, doubtful and loss categories.
(5)Annualized.

($ in thousands)	3Q2025	2Q2025	3Q2024
Accruing delinquent loans 30-89 days past due by loan type:
CRE	$—	$—	$—
SBA	1,390	4,509	1,420
C&I	617	—	—
Home mortgage	852	298	2,675
Total 30-59 days	2,859	4,807	4,095

CRE	—	—	—
SBA	378	1,883	1,180
C&I	—	—	—
Home mortgage	2,149	3,114	5,031
Total 60-89 days	2,527	4,997	6,211

CRE	—	—	—
SBA	1,768	6,392	2,600
C&I	617	—	—
Home mortgage	3,001	3,412	7,706
Total accruing delinquent loans 30-89 days past due	$5,386	$9,804	$10,306

Nonaccrual loans (1) by loan type:
CRE	$2,365	$1,802	$—
SBA	8,538	5,696	3,213
C&I	—	—	407
Home mortgage	1,409	1,418	—
Total nonaccrual	$12,312	$8,916	$3,620

Criticized loans(2) by loan type:
CRE	$9,345	$8,816	$5,249
SBA	14,925	12,949	10,144
C&I	864	575	1,107
Home mortgage	2,941	1,418	—
Total criticized	$28,075	$23,758	$16,500

(1)Excludes the guaranteed portion of loans that were in liquidation totaling $17.6 million, $13.9 million and $11.1 million as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(2)Excludes the guaranteed portion of loans that were in liquidation totaling $20.8 million, $17.1 million and $11.1 million as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	3Q2025			2Q2025			3Q2024
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$134,263	$1,502	4.38%	$147,874	$1,648	4.41%	$109,003	$1,474	5.29%
Other investments	17,112	320	7.48	16,961	317	7.47	16,432	314	7.65
AFS debt securities, at fair value	199,766	1,699	3.40	180,193	1,437	3.19	199,211	1,626	3.26
CRE	1,065,460	16,689	6.21	1,028,961	16,013	6.24	945,828	14,759	6.21
SBA	286,556	6,841	9.47	283,130	6,618	9.38	268,687	7,107	10.52
C&I	188,146	3,537	7.46	195,547	3,667	7.52	187,748	3,642	7.72
Home mortgage	591,934	7,931	5.36	587,454	7,962	5.42	503,148	6,364	5.06
Consumer and other	129	3	9.86	76	3	15.86	541	13	9.37
Loans (2)	2,132,225	35,001	6.52	2,095,168	34,263	6.56	1,905,952	31,885	6.66
Total interest-earning assets	2,483,366	38,522	6.16	2,440,196	37,665	6.18	2,230,598	35,299	6.30
Noninterest-earning assets	83,238			83,394			88,747
Total assets	$2,566,604			$2,523,590			$2,319,345

Interest-bearing liabilities:
Money market deposits and others	$425,248	$3,793	3.54%	$408,667	$3,586	3.52%	$343,429	$3,601	4.17%
Time deposits	1,275,417	13,649	4.25	1,267,363	13,889	4.40	1,127,078	14,320	5.05
Total interest-bearing deposits	1,700,665	17,442	4.07	1,676,030	17,475	4.18	1,470,507	17,921	4.85
Borrowings	76,250	734	3.82	46,707	469	4.04	80,326	872	4.32
Total interest-bearing liabilities	1,776,915	18,176	4.06	1,722,737	17,944	4.18	1,550,833	18,793	4.82
Noninterest-bearing liabilities:
Noninterest-bearing deposits	528,926			547,545			528,126
Other noninterest-bearing liabilities	43,890			41,624			41,892
Total noninterest-bearing liabilities	572,816			589,169			570,018
Shareholders’ equity	216,873			211,684			198,494
Total liabilities and shareholders’ equity	$2,566,604			$2,523,590			$2,319,345

Net interest income / interest rate spreads		$20,346	2.10%		$19,721	2.00%		$16,506	1.48%
Net interest margin			3.26%			3.23%			2.95%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,229,591	$17,442	3.10%	$2,223,575	$17,475	3.15%	$1,998,633	$17,921	3.57%
Total funding liabilities / cost of funds	2,305,841	18,176	3.13	2,270,282	17,944	3.17	2,078,959	18,793	3.60

(1)Annualized.
(2)Includes loans held-for-sale.

	For the Nine Months Ended
	3Q2025			3Q2024
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$135,439	$4,522	4.40%	$106,022	$4,310	5.34%
Other investments	16,851	939	7.43	16,335	951	7.76
AFS debt securities, at fair value	188,258	4,632	3.28	195,383	4,676	3.19
CRE	1,031,854	47,681	6.18	919,566	42,230	6.13
SBA	278,621	19,666	9.44	261,293	21,436	10.96
C&I	198,512	10,982	7.40	165,343	9,679	7.82
Home mortgage	568,811	22,612	5.30	505,669	19,207	5.06
Consumer & other	146	12	10.85	1,046	80	10.10
Loans (2)	2,077,944	100,953	6.49	1,852,917	92,632	6.68
Total interest-earning assets	2,418,492	111,046	6.13	2,170,657	102,569	6.30
Noninterest-earning assets	81,505			88,594
Total assets	$2,499,997			$2,259,251

Interest-bearing liabilities:
Money market deposits and others	$396,168	$10,463	3.53%	$349,766	$11,035	4.21%
Time deposits	1,250,518	41,062	4.39	1,061,609	39,904	5.02
Total interest-bearing deposits	1,646,686	51,525	4.18	1,411,375	50,939	4.82
Borrowings	67,290	2,036	4.05	88,743	2,951	4.44
Total interest-bearing liabilities	1,713,976	53,561	4.18	1,500,118	53,890	4.80
Noninterest-bearing liabilities:
Noninterest-bearing deposits	532,867			523,951
Other noninterest-bearing liabilities	41,198			40,141
Total noninterest-bearing liabilities	574,065			564,092
Shareholders’ equity	211,956			195,041
Total liabilities and shareholders’ equity	$2,499,997			$2,259,251

Net interest income / interest rate spreads		$57,485	1.95%		$48,679	1.50%
Net interest margin			3.17%			2.99%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,179,553	$51,525	3.16%	$1,935,326	$50,939	3.52%
Total funding liabilities / cost of funds	2,246,843	53,561	3.19	2,024,069	53,890	3.56

(1)Annualized.
(2)Includes loans held-for-sale.